UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

HELIOS & MATHESON NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 29, 2009, Helios & Matheson North America Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Keltic Financial Partners II, LP (“Keltic”), whereby Keltic is extending to the Company a revolving credit facility in the aggregate principal amount of $1,000,000 secured by the Company’s eligible accounts receivable balances at an interest rate equal to the highest of prime plus 2.75%, LIBOR plus 5.25% or 7% assuming no event of default under the Loan Agreement. The Loan Agreement has certain financial covenants that shall apply only if the Company has any outstanding obligations to Keltic including borrowing under the facility. This Loan Agreement, which is effective as of January 1, 2010 and expires on December 31, 2010, is substantially similar in all other material respects to the Company’s previous loan agreement with Keltic. The Loan Agreement replaces the Loan Agreement extension dated as of June 27, 2009 among the Company and International Object Technology, Inc., as borrowers, and Keltic as lenders.

A complete copy of the Loan Agreement is not yet available but will be filed as soon as possible as an Amendment to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.

By: /s/ Salvatore M. Quadrino

Interim Chief Executive Officer
and Chief Financial Officer

Date: January 5, 2010